                                                                    EXHIBIT 99.1

[SCS TRANSPORTATION, INC. LOGO]                                     NEWS RELEASE

                                                                OCTOBER 19, 2004

          SCS TRANSPORTATION REPORTS 26% EPS INCREASE IN THIRD QUARTER

(KANSAS CITY, Mo.) - SCS Transportation, Inc. (NASDAQ: SCST) today announced earnings per share of $0.43 for the third quarter of 2004, up 26 percent from $0.34 in the third quarter of 2003. Third-quarter revenues were $256.8 million, up 21 percent from $211.5 million a year earlier. Net income increased 28 percent to $6.6 million for the quarter, from $5.1 million in the third quarter of 2003.

"SCS Transportation continues to achieve significant growth in revenue and earnings, despite some operating challenges and lower than expected volume growth," said Bert Trucksess, chairman, president and chief executive officer of SCS Transportation. "Our yield performance continues to improve and we remain focused on delivering high-quality service with effective cost management."

Consolidated operating income was $13.5 million for the third quarter, an increase of 21 percent from $11.2 million a year earlier. These results include a $1.9 million charge for Jevic workers' compensation costs, which resulted from unfavorable development of prior-year claims. This was offset by reduced corporate costs of equity-based compensation plans and a gain on the sale of excess real estate at Jevic during the quarter.

SAIA UPDATE

Saia revenues rose 28 percent to $172.3 million in the third quarter, propelled by solid yield and volume gains in the historical Saia geography, plus the newly acquired nine-state Midwest territory. Operating income for Saia was $10.5 million in the quarter, up from $8.1 million in the prior-year quarter. Saia's operating ratio was 93.9 percent in the third quarter versus 94.0 percent in the third quarter of 2003.

"Benefiting from a growing economy and successful expansion into the Midwest, Saia achieved strong revenue growth, though lower than originally projected," said Bert

SCS Transportation Announces Third Quarter Earnings
Page 2


Trucksess. "Saia achieved a 30 percent increase in operating income from a year earlier, despite service investments supporting the new geography, wage increases in early August, and a series of hurricanes that hurt business in the Southeast. Looking ahead, Saia's priorities are to further improve profitability in its 30-state geography, while assessing expansion into new geography."

JEVIC UPDATE

Jevic revenues were $84.5 million in the third quarter, up 10 percent from a year earlier, with strong yield improvement and modest volume gains year-over-year. Jevic operating income was $2.8 million in the quarter, down 25 percent, primarily due to the $1.9 million workers' compensation charge, partially offset by a $0.6 million real estate gain. Jevic's third-quarter operating ratio was 96.6 percent compared with 95.1 percent a year earlier. Excluding the workers' compensation charge and gain on real estate, Jevic operating performance was essentially flat compared with the prior year.

"Jevic yields showed strong improvement, but business volumes, particularly in July and August, declined relative to June run rates. Operating expenses increased due to service investments, increased wages and effects of a tight driver market," Trucksess said. "Going forward, Jevic is expanding its efforts on driver recruiting and retention, while continuing to focus on improving profitability through service excellence, enhanced cost controls and revenue management."

OUTLOOK

Based on a continuation of current trends, management currently expects fourth-quarter earnings per share in a range of $0.34 to $0.40. Thus, management expects full-year earnings per share in a range of $1.30 to $1.36, including $0.08 of first-half integration charges relating to the Clark Bros. acquisition. Full-year 2003 earnings per share were $0.99.

CONFERENCE CALL

SCS Transportation will hold its quarterly conference call on Wednesday, October 20, 2004, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Bert Trucksess, chairman, president and

SCS Transportation Announces Third Quarter Earnings
Page 3


CEO, and Jim Bellinghausen, vice president of finance and CFO, will host the call. To participate, please dial 1-800-275-8866, or 1-706-634-4936 for international calls. Callers should dial in five to 10 minutes before the starting time. This call will be Webcast live via the company's Web site at www.scstransportation.com and will be archived on the site for 30 days. A replay of the call also will be available beginning two hours after completion, through October 27, 2004, by dialing 1-800-642-1687 and using conference code 1162867.

SCS Transportation, Inc. (NASDAQ: SCST) provides trucking transportation and supply chain solutions to a broad base of customers across the United States. With 2003 revenues of $827 million, the company focuses on regional and interregional less-than-truckload (LTL) and selected truckload (TL) services. Operating subsidiaries are Saia, a multi-region LTL carrier based in Duluth, Ga., and Jevic, a hybrid LTL and truckload carrier based in Delanco, N.J. Headquartered in Kansas City, Mo., SCST has approximately 8,300 employees nationwide, including the recently acquired operations.

         The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements regarding our future financial condition and results of operations and our business operations in this release. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; cost and availability of qualified drivers; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; cost and availability of fuel; inclement weather; integration risks; competitive initiatives and pricing pressures; self-insurance claims, equity-based compensation and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's SEC filings.

SCS Transportation Announces Third Quarter Earnings
Page 4


                                       ###


INVESTOR CONTACT:       Greg Drown
                        SCS Transportation, Inc.
                        816-714-5906
                        gdrown@scstransportation.com

MEDIA CONTACT:          Dick Johnson
                        Johnson Strategic Communications Inc.
                        913-649-8885
                        dick@johnsonstrategic.com

                    SCS TRANSPORTATION, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)

                                                      SEPTEMBER 30,     DECEMBER 31,
                                                         2004               2003
                                                      ------------      ------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                           $     23,787      $     30,870
  Accounts receivable                                      118,695            93,283
  Prepaid expenses and other                                30,789            30,361
                                                      ------------      ------------
       Total current assets                                173,271           154,514

PROPERTY AND EQUIPMENT:
  Cost                                                     551,969           519,715
  Less: Accumulated depreciation                           246,606           227,322
                                                      ------------      ------------
       Net property and equipment                          305,363           292,393

GOODWILL AND OTHER ASSETS                                   35,219            17,159
                                                      ------------      ------------
       Total assets                                   $    513,853      $    464,066
                                                      ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable and checks outstanding             $     39,443      $     27,545
  Wages and employees' benefits                             39,079            30,779
  Other current liabilities                                 36,176            27,671
  Current portion of long-term debt                          1,263                --
                                                      ------------      ------------
       Total current liabilities                           115,961            85,995

OTHER LIABILITIES:
  Long-term debt                                           121,522           116,510
  Deferred income taxes                                     51,352            53,504
  Claims, insurance and other                               18,328            18,475
                                                      ------------      ------------
       Total other liabilities                             191,202           188,489

SHAREHOLDERS' EQUITY:
  Common stock                                                  15                15
  Additional paid-in capital                               204,575           201,743
  Deferred compensation trust                               (1,116)             (760)
  Retained earnings (deficit)                                3,216           (11,416)
                                                      ------------      ------------
       Total shareholders' equity                          206,690           189,582
                                                      ------------      ------------
       Total liabilities and shareholders' equity     $    513,853      $    464,066
                                                      ============      ============

                    SCS TRANSPORTATION, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
       FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                         THIRD QUARTER                      NINE MONTHS
                                                  ----------------------------      ----------------------------
                                                     2004             2003             2004             2003
                                                  -----------      -----------      -----------      -----------
OPERATING REVENUE                                 $   256,824      $   211,530      $   730,332      $   619,903

OPERATING EXPENSES:
      Salaries, wages and employees' benefits         143,074          119,054          408,300          348,201
      Purchased transportation                         25,241           20,927           68,817           62,427
      Operating expenses and supplies                  48,461           35,166          136,096          108,171
      Operating taxes and licenses                      9,583            8,127           28,076           24,186
      Claims and insurance                              6,074            5,979           21,071           19,321
      Depreciation and amortization                    12,180           11,074           35,957           32,915
      Operating (gains) and losses                     (1,305)              45           (1,734)             104
      Integration charges                                  --               --            2,054               --
                                                  -----------      -----------      -----------      -----------
            Total operating expenses                  243,308          200,372          698,637          595,325
                                                  -----------      -----------      -----------      -----------

OPERATING INCOME                                       13,516           11,158           31,695           24,578

NONOPERATING EXPENSES:
      Interest expense                                  2,489            2,385            7,296            7,062
      Other, net                                          (19)             (90)            (146)            (319)
                                                  -----------      -----------      -----------      -----------
            Nonoperating expenses, net                  2,470            2,295            7,150            6,743

INCOME BEFORE INCOME TAXES                             11,046            8,863           24,545           17,835
Income tax provision                                    4,494            3,733            9,913            7,456
                                                  -----------      -----------      -----------      -----------
NET INCOME                                        $     6,552      $     5,130      $    14,632      $    10,379
                                                  ===========      ===========      ===========      ===========
Average common shares outstanding - basic              14,910           14,750           14,830           14,722
                                                  ===========      ===========      ===========      ===========
Average common shares outstanding - diluted            15,345           15,147           15,300           15,108
                                                  ===========      ===========      ===========      ===========
Basic earnings per share                          $      0.44      $      0.35      $      0.99      $      0.70
                                                  ===========      ===========      ===========      ===========
Diluted earnings per share                        $      0.43      $      0.34      $      0.96      $      0.69
                                                  ===========      ===========      ===========      ===========

                       SCS TRANSPORTATION, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                (AMOUNTS IN THOUSANDS)
                                      (UNAUDITED)

                                                           2004              2003
                                                       ------------      ------------
OPERATING ACTIVITIES:
        Net cash from operating activities             $     43,453      $     41,031

INVESTING ACTIVITIES:
  Acquisition of property and equipment                     (35,437)          (35,501)
  Proceeds from disposal of property and equipment            7,332             3,387
  Acquisition of subsidiary, net of cash received           (23,549)               --
                                                       ------------      ------------
        Net cash used in investing activities               (51,654)          (32,114)

FINANCING ACTIVITIES:
 Proceeds from stock option exercises                         1,118               491
                                                       ------------      ------------
        Net cash from financing activities                    1,118               491
                                                       ------------      ------------

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS           (7,083)            9,408
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD                 30,870            21,872
                                                       ------------      ------------
CASH & CASH EQUIVALENTS, END OF PERIOD                 $     23,787      $     31,280
                                                       ============      ============

                          Saia Motor Freight Line, Inc.
                              Financial Information
        For the Quarter and Nine Months Ended September 30, 2004 and 2003
                             (Amounts in thousands)

                                                        Third Quarter                           Nine Months
                                                  -----------------------       %         -----------------------        %
                                                     2004         2003        Change         2004         2003        Change
                                                  ----------   ----------   ----------    ----------   ----------   ----------
Operating revenue (excluding fuel surcharge)         162,341      129,886         25.0       455,062      377,065         20.7
Operating revenue                                    172,307      134,347         28.3       479,727      391,076         22.7
Operating income                                      10,526        8,105                     25,734       20,305
Integration charges                                       --           --                      2,054           --
Operating ratio                                         93.9         94.0                       94.6         94.8
Operating ratio excluding integration charges           93.9         94.0                       94.2         94.8

                                                                                  Third Quarter
                                                                             -----------------------
                                               Third Quarter                      Amount/Workday
                                         -----------------------      %      -----------------------       %
                                            2004         2003       Change      2004         2003        Change
                                         ----------   ----------    ------   ----------   ----------     ------
Workdays                                                                             64           64

F/S Revenue                  LTL            159,672      123,625      29.2      2,494.9      1,931.6       29.2
                             TL              12,635       10,722      17.8        197.4        167.5       17.8
                             Total          172,307      134,347      28.3      2,692.3      2,099.1       28.3

Revenue excluding            LTL            159,723      123,681      29.1      2,495.7      1,932.5       29.1
revenue recognition          TL              12,639       10,727      17.8        197.5        167.6       17.8
adjustment                   Total          172,362      134,408      28.2      2,693.2      2,100.1       28.2

Tonnage                      LTL                764          626      22.1        11.93         9.78       22.1
                             TL                 160          146      10.1         2.51         2.28       10.1
                             Total              924          772      19.8        14.44        12.06       19.8

Shipments                    LTL              1,398        1,153      21.2        21.84        18.02       21.2
                             TL                  22           18      16.3         0.34         0.29       16.3
                             Total            1,420        1,171      21.1        22.18        18.31       21.1

Revenue/cwt.                 LTL              10.46         9.88       5.8
                             TL                3.94         3.68       7.0
                             Total             9.33         8.71       7.0

Revenue/cwt.                 LTL               9.81         9.53       2.9
 (excluding fuel surcharge)  TL                3.90         3.65       6.7
                             Total             8.79         8.42       4.3

Revenue/shipment             LTL             114.26       107.23       6.6
                             TL              587.61       579.93       1.3
                             Total           121.44       114.70       5.9

Pounds/shipment              LTL              1,093        1,085       0.7
                             TL              14,910       15,752      (5.3)
                             Total            1,302        1,316      (1.1)

                           Jevic Transportation, Inc.
                              Financial Information
        For the Quarter and Nine Months Ended September 30, 2004 and 2003
                             (Amounts in thousands)

                                                        Third Quarter                           Nine Months
                                                  -----------------------       %         -----------------------        %
                                                     2004         2003        Change         2004         2003        Change
                                                  ----------   ----------   ----------    ----------   ----------   ----------
Operating revenue (excluding fuel surcharge)          79,406       74,580          6.5       237,317      220,332          7.7
Operating revenue                                     84,517       77,183          9.5       250,605      228,827          9.5
Operating income                                       2,832        3,773                      8,300        6,448
Operating ratio                                         96.6         95.1                       96.7         97.2

                                                                                  Third Quarter
                                                                             -----------------------
                                               Third Quarter                      Amount/Workday
                                         -----------------------      %      -----------------------       %
                                            2004         2003       Change      2004         2003        Change
                                         ----------   ----------    ------   ----------   ----------     ------
Workdays                                                                             64           64
F/S Revenue                   LTL            54,469       49,797       9.4        851.1        778.1        9.4
                              TL             26,450       23,612      12.0        413.3        368.9       12.0
                              Other           3,598        3,774      (4.7)        56.2         59.0       (4.7)
                              Total          84,517       77,183       9.5      1,320.6      1,206.0        9.5

Revenue excluding             LTL            54,663       49,936       9.5        854.1        780.2        9.5
revenue recognition           TL             26,548       23,675      12.1        414.8        369.9       12.1
adjustment                    Other           3,598        3,774      (4.7)        56.2         59.0       (4.7)
                              Total          84,809       77,385       9.6      1,325.1      1,209.1        9.6

Tonnage                       LTL               266          265       0.3         4.16         4.14        0.3
                              TL                301          293       2.4         4.70         4.59        2.4
                              Total             567          558       1.4         8.86         8.73        1.4

Shipments                     LTL               221          218       1.0         3.45         3.41        1.0
                              TL                 36           34       3.8         0.56         0.54        3.8
                              Total             257          252       1.4         4.01         3.95        1.4

Revenue/cwt.                  LTL             10.28         9.42       9.2
                              TL               4.42         4.03       9.5
                              Total            7.17         6.59       8.8

Revenue/cwt.                  LTL              9.63         9.08       6.0
 (excl. fuel surcharge)       TL               4.14         3.89       6.4
                              Total            6.72         6.36       5.7

Revenue/shipment              LTL            247.68       228.57       8.4
                              TL             744.71       689.59       8.0
                              Total          316.80       291.18       8.8

Pounds/shipment               LTL             2,410        2,428      (0.7)
                              TL             16,864       17,097      (1.4)
                              Total           4,412        4,420      (0.2)